Exhibit 99.1

INTRUSION to Announce First Quarter 2023 Financial Results on Thursday, May 11, 2023

PLANO, Texas, May 1, 2023 (GLOBE NEWSWIRE) -- INTRUSION Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, will release its first quarter 2023 financial results on Thursday, May 11, 2023, after market close. In conjunction with the report, Tony Scott, CEO, and Kimberly Pinson, CFO, will host a conference call at 5:00 p.m. Eastern Time to discuss the Company’s financial results.

The conference call will be broadcast live in listen-only mode on the investor relations website.

Analysts and investors who would like to join the live call via teleconference are invited to dial in using the following information:

Date: Thursday, May 11, 2023
Time: 5:00 p.m. EDT
Conference Call Number: 1-888-330-2041
International Call Number: +1-646-960-0151
Access Code: 6774917

Webcast Access: Link

A telephone replay of the conference call will be available approximately two hours after the conference call through May 18, 2023. The replay can be accessed by dialing 1-800-770-2030 and using the passcode 6774917. International callers should dial +1-647-362-9199 and enter the same passcode at the prompt.

About INTRUSION Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a zero trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, which reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com